Exhibit No. 1
Form 10-SB
Century Controls, Inc.

                         ARTICLES OF INCORPORATION

                                    OF

                            HAPPY TRAILS, INC.

	   We, the undersigned natural persons acting as incorporators of the corporation under the Utah Business Corporations Act adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I

   	Name.   The name of the corporation (hereinafter called "Corporation")
is HAPPY TRAILS, INC.

                                ARTICLE II

	   Period of Duration. The period of duration of the Corporation is perpetual.

                                ARTICLE III

	   Purposes and Powers.  The purpose for which this Corporation is organized is to engage in the business of investing in investments of all forms and nature and to engage in any and all other lawful business.

                                ARTICLE IV

	     Capitalization. The Corporation shall have the authority to issue 50,000,000 shares of stock having a par value of one mil ($.001).
All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The authorized trading shares shall be issued at the discretion of the Directors.

                                 ARTICLE V

	     Commencement of Business.  The Corporation shall not commence business until at lease One Thousand Dollars ($1,000) has been received by the
Corporation as consideration for the issuance of its shares.

                                 ARTICLE VI

	     Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is 8300 South 700 East, Sandy, Utah 84070, and the initial registered agent of the Corporation at such address is David C. Sheldon.

                                 ARTICLE VII

     Directors. The Corporation shall be governed by a Board of Directors consisting of no less than three (3) and no more than nine (9) directors. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of directors is three (3) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:

Michael L. Adkins
6742 South 1620 East
Salt Lake City, UT  84121

Daniel R. Mitchell
2850 East 3300 South
Salt Lake City, UT  84109

David C. Sheldon
8662 Piper Lane
Salt Lake City, UT  84092

                                ARTICLE VIII

	Incorporators.  The name and post office address of each incorporator is:

Michael L. Adkins
6742 South 1620 East
Salt Lake City, UT  84121

Daniel R. Mitchell
2850 East 3300 South
Salt Lake City, UT  84109

David C. Sheldon
8662 Piper Lane
Salt Lake City, UT  84092

                                 ARTICLE IX

	Preemptive Rights. There shall be no preemptive right to acquire unissued and/or treasury shares of the stock of the Corporation.

                                 ARTICLE X

	Voting of Shares. Each outstanding share of common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at the meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right accumulate his or its votes with regard to such election.

/s/ Michael L. Adkins

/s/ Daniel R. Mitchell

/s/ David C. Sheldon


                        ARTICLES OF AMENDMENT

                              OF THE

                      ARTICLES OF INCORPORATION

                               OF

                         HAPPY TRAILS, INC.

	The Articles of Incorporation of Happy Trails, Inc., a Utah corporation, are amended as follows:

1. Article I is amended so as to change the name of the corporation to REALife Technology, Inc., thus stating as follows:

                             ARTICLE I

	Name. The name of the corporation (hereinafter called the "Corporation") is REALife Technology, Inc.

2. The above amendment was duly adopted by the shareholders on March 4, 1987.

3. On March 4, 1987, there were 15,000,678 issued and outstanding shares of the corporation, all of the same class. All shares were entitled to vote on the amendment. 11,058,472 shares were voted in favor of the amendment and -0- shares were voted against it.

/s/ Gerald F. Koch, President

/s/ Joseph T. Foley, Secretary

                          ARTICLES OF AMENDMENT

                                 OF THE

                         ARTICLES OF INCORPORATION

                                  OF

                        REALIFE TECHNOLOGY, INC.

	The Articles of Incorporation of Happy Trails, Inc., a Utah corporation, are amended as follows:

1. The first sentence of Article IV is amended so as to change the par value of the shares of the corporation's common stock to four tenths of one cent ($.004), thus stating as follows:

                              ARTICLE IV

	Capitalization. The corporation shall have the authority to issue 50,000,000 shares of stock having a par value of four tenths of one cent ($.004).

2. The above amendment was duly adopted by the shareholders on April 14, 1987.

3. On April 14, 1987, there were 15,000,678 issued and outstanding shares of the corporation, all of the same class. All shares were entitled to vote on the amendment. 8,250,888 shares were voted in favor of the amendment and NO shares were voted against it.

/s/ Gerald F. Koch, President

/s/ Joseph T. Foley, Secretary

                   AMENDMENT OF ARTICLES OF INCORPORATION

                   OF CENTURY CONTROLS INTERNATIONAL, INC.

                    (FORMERLY REALIFE TECHNOLOGY, INC.)

	DATE OF SHAREHOLDERS MEETING:		June 26, 1991

	NUMBER OF SHARES OUTSTANDING
	AND ENTITLED TO VOTE:			1,650,000

	NUMBER OF SHARES VOTED IN
	FAVOR OF THE AMENDMENT:			853,525

	NUMBER OF SHARES VOTED
      AGAINST THE AMENDMENT:				0

NAME OF CORPORATION:	Century Controls (International, Inc. formerly
ReaLife Technology, Inc.)

TEXT OF AMENDMENT:

                               ARTICLE I

"The name of the corporation shall be Century
Controls International, Inc."


/s/ Dennis Postma, President 			/s/ Craig Laughlin, Vice President


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